February 8, 2021

Leader Funds Trust

315 W. Mill Plain Blvd.

Suite 204

Vancouver, WA 98660

Re:	Registration Statement on Form N-14

(Leader Total Return Fund, a series of Leader Funds Trust)

Ladies and Gentlemen:

We have acted as counsel for Leader Funds Trust (the “Trust”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. The Registration Statement relates to the transfer of all of the assets of the Leader High Quality Low Duration Bond Fund, a series of the Trust (the “Target Fund”), to the Leader Total Return Fund, also a series of the Trust (the “Destination Fund”), in exchange for the issuance of shares of beneficial interest of the Destination Fund, each share without par value (the “Shares”), and the assumption of the Target Fund’s liabilities by the Destination Fund pursuant to the proposed reorganization as described in the Registration Statement (the “Reorganization”) and the form of Agreement and Plan of Reorganization (the “Agreement”). A form of the Agreement is filed with the Registration Statement.

In connection with the opinions set forth herein, officers of the Trust have provided to us originals, drafts, or copies of, and we have reviewed and relied upon, the following documents: a draft of the Registration Statement; a draft of the Agreement; the Trust’s Agreement and Declaration of Trust and By-Laws, and resolutions adopted by the Trust’s Board of Trustees (the “Trustees”) relating to the approval of the Reorganization.  We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinion expressed below.

In rendering these opinions we have assumed, without independent verification: (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions provided have been duly adopted by the Trustees; (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Trust on which we have relied for the purposes of this opinion are true and correct; and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  Where documents are referred to in resolutions approved by the Trustees, or in the Registration

Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.

Based upon the foregoing, we are of the opinion that the Shares proposed to be registered pursuant to the Registration Statement, as made effective by the Commission, will have been validly authorized and, when issued in accordance with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally issued and will be fully paid and non-assessable by the Trust.

The opinions expressed herein are limited to the laws of the State of Delaware and the federal securities laws of the United States. We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction. We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom. The opinions expressed herein are given as of the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the use of our name in the Registration Statement, unless and until we revoke such consent.

Very truly yours,

/s/ Bo James Howell

Strauss Troy Co., LPA

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